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                                                                    EXHIBIT 5.01

                                February 2, 2001


Homestore.com, Inc.
30700 Russell Ranch Road
Westlake Village, CA 91362-6399

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Homestore.com, Inc. ("you" or the
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"Company") with the Securities and Exchange Commission (the "Commission") on or
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about February 2, 2001, in connection with the registration under the Securities
Act of 1933, as amended, of an aggregate of 4,138,058 shares of your Common
Stock (the "Stock"), subject to issuance by you upon the exercise of (a) stock
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options and other awards to be granted by you under your 1999 Stock Incentive
Plan, as amended (the "1999 Stock Incentive Plan"), or (b) purchase rights
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granted or to be granted under your 1999 Employee Stock Purchase Plan, as amended (the "Purchase Plan"). The plans referred to in clauses (a) through (b)
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above are collectively referred to in this letter as the "Plans."
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     In rendering this opinion, we have examined the following:

     (1) a copy of the Company's Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on August 10, 1999 (the "Restated Certificate");
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     (2) a copy of the Company's Bylaws, as adopted as of August 10, 1999, certified as true and complete by an officer of the Company in the Management Certificate (the "Bylaws");
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     (3) your registration statement on Form S-1 (File Number 333-79689) filed with and declared effective by the Commission on August 4, 1999, together with the Exhibits filed as a part thereof, including without limitation, each of the Plans and related stock option grant, purchase and exercise agreements;

     (4) your registration statement on Form 8-A (File Number 000-26659) filed with the Commission on July 9, 1998, together with the order of effectiveness issued by the Commission therefor on August 4, 1999;

     (5) your registration statement on Form S-8 (File Number 333-84545) filed with the Commission on August 4, 1999, together with the Exhibits filed as a part thereof or incorporated therein by reference ("Prior Registration
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Statement");
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     (6)  the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

     (7) the Prospectuses prepared in connection with the Registration Statement and the Prior Registration Statement;

     (8) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

     (9) the Company's stockholder records and a list of stock options, warrants, and other securities issued by the Company, and the number of additional shares reserved for issuance upon options or warrants to be granted in the future, certified to us by the Company in the Management Certificate as being complete and correct;

     (10) a confirmation on the date hereof from ChaseMellon Shareholder Services LLC, the Company's transfer agent, to a representative of this firm concerning the number of issued and outstanding shares of capital stock of the Company; and

     (11) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the "Management Certificate").
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     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.
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     Based upon the foregoing, it is our opinion that the 4,138,058 shares of
Stock that may be issued and sold by you upon the exercise of (a) stock options granted or to be granted by your under your 1999 Stock Incentive Plan, or (b) purchase rights granted or to be granted under your 1999 Employee Stock Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and stock option or purchase agreements to be entered into thereunder, and in the manner and for the consideration stated in the relevant Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended for use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                            Very truly yours,

                                            FENWICK & WEST LLP

                                            /s/ C. Kevin Kelso
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                                            By: C. Kevin Kelso